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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL

We hereby consent to the use in this Registration Statement of Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL of our report dated January 26, 1998 (which expresses an unqualified opinion on the financial statements of Consorcio Ecuatoriano de Telecomunicaciones S.A. CONECEL). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

March 8, 1998
Quito, Ecuador                                                        BDO Binder

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